                                                               EXHIBIT (A)(1)(C)
                         NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK

                                       OF

                            SWISS ARMY BRANDS, INC.

            PURSUANT TO THE OFFER TO PURCHASE DATED JULY 23, 2002 BY

                             SABI ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                                 VICTORINOX AG
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 19, 2002, UNLESS THE OFFER IS EXTENDED

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Swiss Army Brands Certificates") evidencing shares of Common Stock, par value $.10 per share (the "Shares"), of Swiss Army Brands, Inc., a Delaware corporation, are not immediately available, (ii) if Swiss Army Brands Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company, as depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 -- "Terms of the Offer" of the Offer to Purchase), or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See Section 3 -- "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                   By Mail:                         By Hand Delivery/Overnight Courier:
          American Stock Transfer &                      American Stock Transfer &
                Trust Company                                  Trust Company
                59 Maiden Lane                                6201 15th Avenue
           New York, New York 10038                       Brooklyn, New York 11219

                          By Facsimile Transmissions:

                        (For Eligible Institutions Only)
                                 (718) 234-5001

                            To Confirm by Telephone:

                                 (212) 936-5100
                            (for confirmation only)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and Swiss Army Brands Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

               THE GUARANTEE ON PAGE THREE (3) MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to SABI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Victorinox AG, a corporation organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 23, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section
3 -- "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

NUMBER OF SHARES:

--------------------------------------------------------------------------------

CERTIFICATE NOS. (IF AVAILABLE):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CHECK BOX IF SHARES WILL BE TENDERED BY BOOK-ENTRY TRANSFER  [ ]

THE DEPOSITARY TRUST COMPANY ACCOUNT NO.:

--------------------------------------------------------------------------------

NAME(S) OF RECORD HOLDER(S):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

ADDRESS(ES)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (ZIP CODE)

AREA CODE AND TELEPHONE NO.:

--------------------------------------------------------------------------------

SIGNATURE(S):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DATE:
------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, Swiss Army Brands Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents (or an Agent's Message, as defined in Section 2 of the Offer to Purchase, in the case of a book-entry transfer), all within three Nasdaq National Market trading days of the date hereof.

NAME OF FIRM: -----------------------------------------   --------------------------------------------------------
                                                                            AUTHORIZED SIGNATURE

ADDRESS: ------------------------------------------------  NAME: ------------------------------------------------
                                                                                PLEASE PRINT

--------------------------------------------------------  TITLE:
                                                ZIP CODE  ----------------------------------------------------
AREA CODE AND                                             DATED:
TELEPHONE NO.: -----------------------------------------  --------------------------------------------------
DO NOT SEND SWISS ARMY BRANDS CERTIFICATES WITH THIS NOTICE. SWISS ARMY BRANDS CERTIFICATES SHOULD BE SENT WITH
YOUR LETTER OF TRANSMITTAL.

                                        3